EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                           Dated:  February 13, 2002


                         ARTISAN INVESTMENT CORPORATION
                             for itself and as general partner of
                             ARTISAN PARTNERS LIMITED PARTNERSHIP


                         By: /s/ Andrew A. Ziegler
                             -----------------------------------
                                    Andrew A. Ziegler
                                    President


                          ANDREW A. ZIEGLER

                          /s/ Andrew A. Ziegler
                          -----------------------------------------------


                          CARLENE MURPHY ZIEGLER

                          /s/ Carlene Murphy Ziegler
                          -----------------------------------------------


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